UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Auscrete Corporation

(Exact name of registrant as specified in its charter)

Wyoming	27-1692457
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

504 E. First Street Rufus, OR	97050
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.30 par value per share	The OTCBB

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which the form relates: 333-166976

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.30 par value per share, of Auscrete Corporation, a Wyoming corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-166976), initially filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2010, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AUSCRETE CORPORATION

Date: May 10, 2013	By:	/s/ A. John Sprovieri
A. John Sprovieri President and Chief Executive Officer